Exhibit 99.1

AgeX Therapeutics Reports Fourth Quarter and Annual 2019 Financial Results and Provides Business Update

  Entered research collaboration with Japanese biopharma company to generate hypoimmunogenic cells
  Formed collaboration with UC Irvine on neural stem cell research program for Huntington’s disease and other neurological disorders
  First ever clearance of cell therapy derived from AgeX’s embryonic stem cells by FDA to enter clinical trials
  Published data in an Elsevier journal on successful age reprogramming of super-centenarian cells

ALAMEDA, Calif.--(BUSINESS WIRE)--March 30, 2020--AgeX Therapeutics, Inc. (“AgeX”; NYSE American: AGE), a biotechnology company developing therapeutics for human aging and regeneration, reported its financial and operating results for the fourth quarter and year-end results for 2019.

Additional Recent Highlights

  AgeX entered into a research collaboration with a Japanese biopharma company to generate hypoimmunogenic cells. This represents the first research collaboration for AgeX’s immunotolerance UniverCyteTM technology platform, marking the launch of its new business development and collaboration strategy. UniverCyte has the potential to deliver therapeutic cells without the need for immunosuppressive therapy.
  AgeX entered into a sponsored research agreement with the University of California at Irvine for the derivation of neural stem cells using AgeX’s PureStem technology for Huntington’s Disease and potentially other neurological conditions. The collaboration builds on UC Irvine’s research in neural stem cell transplantation for Huntington’s disease, including safety and efficacy animal data, which may support an IND submission as early as 2021.
  AgeX’s embryonic stem cell line ESI-053 has been used by ImStem Biotechnology for the derivation of mesenchymal stem cells (MSCs). ImStem received FDA IND clearance to begin a clinical trial of MSCs in multiple sclerosis. This marks the first-ever clearance of a cell therapy derived from AgeX’s embryonic stem cells by the FDA to enter human studies.
  AgeX researchers and others published a scientific paper on the age reprogramming of super-centenarian cells in the peer-reviewed scientific journal Biochemical and Biophysical Research Communications from Elsevier, describing the conversion of cells of one of the longest-lived people in history, a deceased 114-year-old American woman, to a young pluripotent state. The research helps pave the way to understanding how “extreme agers” manage to avoid the major chronic illnesses of aging.
  U.S. Patent number 10,501,723 was issued for generating induced pluripotent stem (iPS) cells. The patent broadly describes multiple techniques for reprogramming cells of the body back to the all-powerful stem cell state.

Balance Sheet Information

Cash, and cash equivalents, and restricted cash totaled $2.5 million as of December 31, 2019, as compared with $6.7 million as of December 31, 2018.

AgeX is in need of additional capital to finance its operations. On March 30, 2020, AgeX entered into a Secured Convertible Facility Agreement (the “Loan Facility”) with Juvenescence Limited pursuant to which AgeX may borrow funds from time to time. Loans from Juvenescence in excess of an initial $500,000 advance will be subject to Juvenescence’s discretion. If AgeX makes a second $500,000 draw under the Loan Facility, it will be required to implement a cost reduction plan that will entail significant reductions in staffing and research and development activities, and if a third advance of funds is approved by Juvenescence, AgeX and certain of its subsidiaries will be required to enter into a Security and Pledge Agreement pursuant to which they will pledge substantially all of their assets to collateralize all loans drawn under the Loan Facility. AgeX will issue stock purchase warrants to Juvenescence based on the amount of loans Juvenescence makes, and will issue 28,500 shares of AgeX common stock to Juvenescence if Juvenescence lends AgeX $3 million in the aggregate. Juvenescence will also have the right to convert outstanding loan balances into shares of AgeX common stock at market prices. More information about the Loan Facility can be found in AgeX’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.

As required under Accounting Standards Update 2014-15, Presentation of Financial Statements-Going Concern (ASC 205-40), AgeX evaluates whether conditions and/or events raise substantial doubt about its ability to meet its future financial obligations as they become due within one year after the date its financial statements are issued. Based on AgeX’s most recent projected cash flows, and considering that loans from Juvenescence in excess of an initial $500,000 advance under the Loan Facility will be subject to Juvenescence’s discretion, AgeX believes that its cash and cash equivalents and a $500,000 loan under the Loan Facility would not be sufficient to satisfy its anticipated operating and other funding requirements for the twelve months following the filing of the Form 10-K. These factors raise substantial doubt regarding the ability of AgeX to continue as a going concern, and the report of AgeX’s independent registered public accountants accompanying the audited financial statements in AgeX’s Annual Report on Form 10-K contains a qualification to such effect.

Fourth Quarter and Annual 2019 Operating Results

Revenues: Total Revenues for the fourth quarter of 2019 were $0.5 million as compared to $0.3 million in the comparable quarter in 2018. Total revenues for the year ended December 31, 2019 were $1.73 million, as compared with $1.4 million in the same period in 2018, representing an increase of approximately 24%. AgeX revenue is primarily generated from subscription and advertising revenues from the GeneCards® online database through its subsidiary LifeMap Sciences, Inc. Revenues for the year ended December 31, 2019 also included approximately $180,000 of allowable expenses under its research grant from the NIH as compared with $20,000 in the same period in 2018.

Operating expenses: Operating expenses for the three months ended December 31, 2019, were $3.2 million, as reported, which was comprised of $2.7 million for AgeX and $0.5 million for LifeMap Sciences, and were $2.5 million, as adjusted, comprised of $2.1 million for AgeX and $0.4 million for LifeMap Sciences.

Operating expenses for the full year 2019 were $14.0 million, as reported, which was comprised of $11.8 million for AgeX and $2.2 million for LifeMap Sciences, and were $11.2 million, as adjusted, comprised of $9.4 million for AgeX and $1.8 million for LifeMap Sciences.

Research and development expenses for the year ended December 31, 2019 decreased by $0.7 million to $5.9 million compared to $6.6 million in 2018. The decrease was mainly attributable to a nonrecurring expense of $800,000 to acquire certain in-process R&D in 2018.

General and administrative expenses for the year ended December 31, 2019 increased by $2.5 million to $8.1 million as compared with $5.6 million for 2018. The increases were mainly attributable to increased professional fees for consulting and accounting, insurance premiums, facilities related expenses, and non-cash stock-based compensation expense due to increased stock option grants. In April 2019 AgeX moved into its own facilities and terminated its shared facilities and services arrangement with Lineage Cell Therapeutics, Inc. (formerly BioTime, Inc.). Consequently AgeX now incurs the full cost of its facilities and finance and administrative personnel.

The reconciliation between operating expenses determined in accordance with accounting principles generally accepted in the United States (GAAP) and operating expenses, as adjusted, a non-GAAP measure, is provided in the financial tables included at the end of this press release.

Other income, net: Other income for the year ended December 31, 2019 was $0.3 million, as compared with $3.5 million in the same period in 2018. The decrease is entirely attributable to a nonrecurring $3.2 million gain on sale of our ownership interest in Ascendance Biotechnology, Inc. when that company was acquired by a third party in 2018.

Net loss attributable to AgeX: The net loss attributable to AgeX for the year ended December 31, 2019 was $12.2 million, or ($0.33) per share (basic and diluted) compared to $7.5 million, or ($0.21) per share (basic and diluted), for the same period in 2018.

About AgeX Therapeutics

AgeX Therapeutics, Inc. (NYSE American: AGE) is focused on developing and commercializing innovative therapeutics for human aging. Its PureStem® and UniverCyte™ manufacturing and immunotolerance technologies are designed to work together to generate highly defined, universal, allogeneic, off-the-shelf pluripotent stem cell-derived young cells of any type for application in a variety of diseases with a high unmet medical need. AgeX has two preclinical cell therapy programs: AGEX-VASC1 (vascular progenitor cells) for tissue ischemia and AGEX-BAT1 (brown fat cells) for Type II diabetes. AgeX’s revolutionary longevity platform induced Tissue Regeneration (iTR™) aims to unlock cellular immortality and regenerative capacity to reverse age-related changes within tissues. AGEX-iTR1547 is an iTR-based formulation in preclinical development. HyStem® is AgeX’s delivery technology to stably engraft PureStem cell therapies in the body. AgeX is developing its core product pipeline for use in the clinic to extend human healthspan, and is seeking opportunities to establish licensing and collaboration arrangements around its broad IP estate and proprietary technology platforms.

For more information, please visit www.agexinc.com or connect with the company on Twitter, LinkedIn, Facebook, and YouTube.

Forward-Looking Statements

Certain statements contained in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not historical fact including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates” should also be considered forward-looking statements. Forward-looking statements involve risks and uncertainties. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the business of AgeX Therapeutics, Inc. and its subsidiaries, particularly those mentioned in the cautionary statements found in more detail in the “Risk Factors” section of AgeX’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commissions (copies of which may be obtained at www.sec.gov). Subsequent events and developments may cause these forward-looking statements to change. AgeX specifically disclaims any obligation or intention to update or revise these forward-looking statements as a result of changed events or circumstances that occur after the date of this release, except as required by applicable law.

AGEX THERAPEUTICS, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (In thousands, except par value amounts)

	December 31,
	2019	2018
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$2,352	$6,707
Accounts and grants receivable, net	363	131
Prepaid expenses and other current assets	1,339	1,015
Total current assets	4,054	7,853

Property and equipment, net	1,126	90
Deposits and other long-term assets	111	19
Intangible assets, net	2,151	2,709
TOTAL ASSETS	$7,442	$10,671

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$1,582	$1,366
Related party payables, net	64	132
Deferred revenues	283	317
Right-of-use lease liability	428	-
Insurance premium liability and other current liabilities	940	625
Total current liabilities	3,297	2,440

Loan due to Juvenescence, net of debt issuance cost	1,528	-
TOTAL LIABILITIES	4,825	2,440

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Preferred stock, $0.0001 par value, authorized 5,000 shares; none issued and outstanding as of December 31, 2019 and 2018	-	-
Common stock, $0.0001 par value, 100,000 shares authorized; 37,649 and 35,830 shares issued and outstanding as of December 31, 2019 and 2018, respectively	4	4
Additional paid-in capital	88,353	81,499
Accumulated other comprehensive income (loss)	69	(2)
Accumulated deficit	(86,208)	(74,054)
AgeX Therapeutics, Inc. stockholders’ equity	2,218	7,447
Noncontrolling interest	399	784
Total stockholders’ equity	2,617	8,231
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$7,442	$10,671

AGEX THERAPEUTICS, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share data)

	Year Ended December 31,
	2019	2018
REVENUES:
Subscription and advertisement revenues	$1,332	$1,227
Grant revenues	180	20
Other revenues	216	149
Total revenues	1,728	1,396

Cost of sales	(244)	(364)

Gross profit	1,484	1,032

OPERATING EXPENSES:
Research and development	5,904	5,830
Acquired in-process research and development	-	800
General and administrative	8,139	5,647
Total operating expenses	14,043	12,277

Loss from operations	(12,559)	(11,245)

OTHER INCOME, NET:
Interest income, net	29	116
Gain on sale of equity method investment in Ascendance	-	3,215
Other income, net	294	183
Total other income, net	323	3,514

NET LOSS BEFORE INCOME TAXES	(12,236)	(7,731)
Income tax provision	(148)	-

NET LOSS	(12,384)	(7,731)
Net loss attributable to noncontrolling interest	230	229

NET LOSS ATTRIBUTABLE TO AGEX	$(12,154)	$(7,502)

NET LOSS PER COMMON SHARE:
BASIC AND DILUTED	$(0.33)	$(0.21)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC AND DILUTED	37,271	34,914

AGEX THERAPEUTICS, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)

	Year Ended December 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss attributable to AgeX	$(12,154)	$(7,502)
Net loss attributable to noncontrolling interest	(230)	(229)
Adjustments to reconcile net loss attributable to AgeX to net cash used in operating activities:
Gain on sale of equity method investment in Ascendance	(354)	(3,215)
Acquired in-process research and development	-	800
Depreciation expense	91	58
Amortization of intangible assets	558	477
Amortization of right-of-use asset	302	-
Amortization of debt issuance cost	54	-
Stock-based compensation	1,907	1,285
Stock-based compensation allocated from Lineage	-	184
Subsidiary stock-based compensation	-	4
Foreign currency remeasurement gain (loss) and other	76	(68)
Changes in operating assets and liabilities:
Accounts receivable and other receivables	(232)	(24)
Prepaid expenses and other current assets	473	(219)
Accounts payable and accrued liabilities	169	648
Related party payables	(68)	(128)
Insurance premium liability	(599)	(74)
Deferred revenues	(34)	137
Other current liabilities	(119)	(129)
Net cash used in operating activities	(10,160)	(7,995)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from the sale of equity method investment in Ascendance	354	3,215
Purchase of in-process research and development	-	(1,872)
Security deposit (paid) received and other, net	(74)	5
Purchase of equipment and other	(641)	(21)
Net cash (used in) provided by investing activities	(361)	1,327

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	-	5,000
Proceeds from sale of warrants	-	1,000
Proceeds from exercise of warrants	4,500	-
Draw down on loan facility from Juvenescence	1,800	-
Repayment of financing liability	(35)	-
Net cash provided by financing activities	6,265	6,000

Effect of exchange rate changes on cash, cash equivalents, and restricted cash	1	-

NET INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(4,255)	(668)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH:
Beginning of year	6,707	7,375
End of year	$2,452	$6,707

Non-GAAP Financial Measures

This press release includes operating expenses prepared in accordance with accounting principles generally accepted in the United States (GAAP) and, includes operating expenses, by entity, prepared in accordance with GAAP. This press release also includes certain historical non-GAAP operating expenses and non-GAAP operating expenses, by entity. In particular, AgeX Therapeutics, Inc. (“AgeX”) has provided both (a) non-GAAP total operating expenses, adjusted to exclude noncash stock-based compensation expense, depreciation and amortization expense, and acquired in-process research and development expense, a nonrecurring item, and (b) non-GAAP operating expenses, by entity, to exclude those same charges by the respective entities for consistency. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable financial measures prepared in accordance with GAAP. However, AgeX believes the presentation of non-GAAP total operating expenses and non-GAAP operating expenses, by entity, when viewed in conjunction with our GAAP total operating expenses, and GAAP operating expenses by entity, respectively, is helpful in understanding AgeX’s ongoing operating expenses and its programs and those of certain subsidiaries.

Furthermore, management uses these non-GAAP financial measures in the aggregate and on an entity basis to establish budgets and operational goals, to manage AgeX’s business and to evaluate its performance and its programs in clinical development.

AGEX THERAPEUTICS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measure
Adjusted Operating Expenses
(In thousands)

	For the Three Months Ended December 31, 2019 (unaudited)	For the Year Ended December 31, 2019

GAAP Operating Expenses - as reported	$3,186	$14,043
Stock-based compensation expense (1)	(420)	(1,907)
Amortization of right-of-use assets (1)	(102)	(302)
Depreciation and amortization expense (1)	(192)	(649)
Non-GAAP Operating Expenses, as adjusted	$2,472	$11,185

GAAP Operating Expenses - by entity
AgeX and subsidiaries other than LifeMap Sciences (2)	$2,651	$11,801
LifeMap Sciences, Inc. and subsidiary (3)	535	2,242
GAAP Operating Expenses - by entity	$3,186	$14,043

Non-GAAP Operating Expenses - as adjusted, by entity
AgeX and subsidiaries other than LifeMap Sciences	$2,051	$9,403
LifeMap Sciences, Inc. and subsidiary	421	1,782
Non-GAAP Operating Expenses - as adjusted, by entity	$2,472	$11,185

(1) Noncash charges
(2) AgeX Therapeutics, Inc. includes ReCyte Therapeutics, Inc., a majority-owned and consolidated subsidiary.
(3) LifeMap Sciences Inc. includes LifeMap Sciences Ltd., both consolidated subsidiaries of AgeX Therapeutics, Inc.

Contacts

Media Contact for AgeX:
Bill Douglass
Gotham Communications, LLC
bill@gothamcomm.com
(646) 504-0890